EnCana files 2004 year-end disclosure documents

CALGARY, Alberta (February 25, 2005) — EnCana Corporation (TSX, NYSE: ECA) today filed its audited Consolidated Financial Statements for the year ended December 31, 2004 and related Management’s Discussion and Analysis with Canadian securities regulatory authorities. EnCana has also filed its Annual Information Form for the year ended December 31, 2004, which includes the disclosure and reports relating to reserves data and other oil and gas information required pursuant to National Instrument 51-101 of the Canadian Securities Administrators. Copies of these documents may be obtained via www.sedar.com or the company’s Web site, www.encana.com, or by e-mailing investor.relations@encana.com.

Further information on EnCana Corporation is available on the company’s Web site, www.encana.com.

FOR FURTHER INFORMATION:
Investor contact:	Media contact:
EnCana Corporate Development
Sheila McIntosh	Alan Boras
Vice-President, Investor Relations	Manager, Media Relations
(403) 645-2194	(403) 645-4747
Paul Gagne
Manager, Investor Relations
(403) 645-4737
Tracy Weeks
Manager, Investor Relations
(403) 645-2007